Exhibit 99.(d)(8)

ADVISORY FEE WAIVER AGREEMENT

AGREEMENT made as of March 11, 2025 (the “Effective Date”), by and between WisdomTree Asset Management, Inc. (“WTAM”) and WisdomTree Trust, a Delaware statutory trust (the “Trust”), on behalf of each series of the Trust (each, a “Fund”).

WHEREAS, WTAM serves as investment adviser to each Fund pursuant to an Investment Advisory Agreement with the Trust (“Management Agreement”) pursuant to which WTAM is entitled to a fee in exchange for providing advisory and other services to each Fund, and for paying all Fund expenses except those specifically excluded therein (the “Management Fee”); and

WHEREAS, pursuant to the Trust’s Guidelines for Investment of Cash Collateral relating to Securities Lending Procedures, as adopted on October 9, 2024, certain of the Funds intend to, from time to time, invest the cash collateral from securities lending in the WisdomTree Government Digital Money Market Fund, a series of the WisdomTree Digital Trust, which is managed by WisdomTree Digital Management, Inc., a registered investment adviser and affiliate of WTAM (the “Digital Money Fund”); and

WHEREAS, Digital Money Fund has an expense ratio of 0.25% of the Fund’s net assets, calculated daily and paid monthly; and

WHEREAS, WTAM has determined that it is appropriate and in the best interests of each Fund to waive a portion of each Fund’s Management Fee as described herein (the “Management Fee Waiver”); and

WHEREAS, WTAM and the Trust expect to identify certain of the Funds that invest in the Digital Money Fund in Schedule A hereto, and WTAM and the Trust intend for the terms of this Agreement to apply to any Fund that invests in the Digital Money Fund regardless of whether it is identified in Schedule A hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       Management Fee Waiver. For the term of this Agreement, WTAM agrees to reduce the Management Fee to be paid by a Fund for that portion of the Fund’s assets invested in the Digital Money Fund by the amount necessary to reduce the net expense ratio of the Digital Money Fund to an effective rate of 0.09%.

2.       Duration and Termination. The initial term of this Agreement is one year from the Effective Date. Thereafter, this Agreement will automatically renew for one-year terms, unless WTAM provides notice to a Fund of the termination of the Agreement, which notice must be received by the Trust at least 60 days prior to the end of the then-current term. A Fund’s Board of Trustees may terminate this Agreement at any time. This Agreement will terminate automatically with respect to a Fund if (i) WTAM no longer serves as investment adviser to the Fund, or (ii) in the event of its “assignment” as defined in the Investment Company Act of 1940 (“1940 Act”). The termination of this Agreement with respect to any one Fund will not cause its termination with respect to any other Fund.

3.       Amendment. This Agreement may not be amended except by a writing signed by the parties; provided, however, that the modification of the information contained in Schedule A hereto will not be considered an amendment to the terms of this Agreement requiring a writing signed by both parties.

4.       Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to its conflict of law principles) and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

5.       Entire Agreement. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/Jonathan Steinberg	By:	/s/ Stuart Bell
	Jonathan Steinberg		Stuart Bell
	President		Chief Operating Officer

SCHEDULE A

List of Funds	Ticker
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	AGZD
WisdomTree U.S. SmallCap Fund	EES
WisdomTree U.S. Total Dividend Fund	DTD
WisdomTree U.S. SmallCap Dividend Fund	DES
WisdomTree U.S. MidCap Fund	EZM
WisdomTree U.S. Efficient Core Fund	NTSX
WisdomTree U.S. LargeCap Fund	EPS
WisdomTree U.S. High Dividend Fund	DHS
WisdomTree U.S. SmallCap Quality Growth Fund	QSML
WisdomTree U.S. MidCap Dividend Fund	DON
WisdomTree U.S. LargeCap Dividend Fund	DLN
WisdomTree U.S. Quality Dividend Growth Fund	DGRW
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	DGRS
WisdomTree U.S. Multifactor Fund	USMF
WisdomTree U.S. Value Fund	WTV
WisdomTree U.S. MidCap Quality Growth Fund	QMID
WisdomTree U.S. Quality Growth Fund	QGRW
WisdomTree 1-3 Year Laddered Treasury Fund	USSH
WisdomTree 7-10 Year Laddered Treasury Fund	USIN
WisdomTree Bianco Total Return Fund	WTBN
WisdomTree Floating Rate Treasury Fund	USFR
WisdomTree Efficient Gold Plus Equity Strategy Fund	GDE
WisdomTree International Efficient Core Fund	NTSI
WisdomTree Emerging Markets Efficient Core Fund	NTSE
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund	GDMN
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	AGGY
WisdomTree Bloomberg U.S. Dollar Bullish Fund	USDU
WisdomTree Emerging Currency Strategy Fund	CEW
WisdomTree Managed Futures Strategy Fund	WTMF

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WisdomTree Target Range Fund	GTR
WisdomTree PutWrite Strategy Fund	PUTW
WisdomTree Enhanced Commodity Strategy Fund	GCC
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	SHAG
WisdomTree U.S. Corporate Bond Fund	QIG
WisdomTree U.S. High Yield Corporate Bond Fund	QHY
WisdomTree Interest Rate Hedged High Yield Bond Fund	HYZD
WisdomTree U.S. Short-Term Corporate Bond Fund	QSIG
WisdomTree Emerging Markets Corporate Bond Fund	EMCB
WisdomTree Voya Yield Enhanced USD Universal Bond Fund	UNIY
WisdomTree Mortgage Plus Bond Fund	MTGP
WisdomTree U.S. AI Enhanced Value Fund	AIVL
WisdomTree International AI Enhanced Value Fund	AIVI
WisdomTree International Equity Fund	DWM
WisdomTree Dynamic Currency Hedged International Equity Fund	DDWM
WisdomTree Emerging Markets SmallCap Dividend Fund	DGS
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	DDLS
WisdomTree International SmallCap Dividend Fund	DLS
WisdomTree Japan SmallCap Dividend Fund	DFJ
WisdomTree Japan Hedged SmallCap Equity Fund	DXJS
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	XSOE
WisdomTree Global High Dividend Fund	DEW
WisdomTree Emerging Markets ex-China Fund	XC
WisdomTree International MidCap Dividend Fund	DIM
WisdomTree International High Dividend Fund	DTH
WisdomTree Emerging Markets High Dividend Fund	DEM
WisdomTree Japan Hedged Equity Fund	DXJ
WisdomTree Global ex-U.S. Quality Dividend Growth Fund	DNL
WisdomTree Emerging Markets Quality Dividend Growth Fund	DGRE
WisdomTree Europe SmallCap Dividend Fund	DFE
WisdomTree International LargeCap Dividend Fund	DOL
WisdomTree International Hedged Quality Dividend Growth Fund	IHDG
WisdomTree International Quality Dividend Growth Fund	IQDG
WisdomTree Europe Hedged SmallCap Equity Fund	EUSC
WisdomTree Emerging Markets Multifactor Fund	EMMF
WisdomTree Europe Quality Dividend Growth Fund	EUDG
WisdomTree International Multifactor Fund	DWMF
WisdomTree China ex-State-Owned Enterprises Fund	CXSE
WisdomTree Europe Hedged Equity Fund	HEDJ
WisdomTree Battery Value Chain and Innovation Fund	WBAT
WisdomTree BioRevolution Fund	WDNA
WisdomTree Artificial Intelligence and Innovation Fund	WTAI

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WisdomTree Cloud Computing Fund	WCLD
WisdomTree New Economy Real Estate Fund	WTRE
WisdomTree Alternative Income Fund	HYIN
WisdomTree Cybersecurity Fund	WCBR
WisdomTree Emerging Markets Local Debt Fund	ELD
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	AGZD
WisdomTree U.S. SmallCap Fund	EES
WisdomTree U.S. Total Dividend Fund	DTD
WisdomTree U.S. SmallCap Dividend Fund	DES

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